Exhibit 13

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of CNH Industrial N.V. (the “Company”) on Form 20-F for the year ended December 31, 2013 of the Company as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, to such officer’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard Tobin
Richard Tobin
Chief Executive Officer

By:	/s/ Massimiliano Chiara
Massimiliano Chiara
Chief Financial Officer

Dated April 25, 2014

A signed original of this written statement has been provided to CNH Industrial N.V. and will be retained by CNH Industrial N.V. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.